UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2011

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California		90040
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 19, 2011.  The stockholders considered four proposals, each of which is described in detail in its proxy statement, which was filed with the Securities and Exchange Commission on April 29, 2011.  The proposals voted upon and the results of those votes were the following:

Proposal 1:  To elect eight directors to our Board of Directors to serve until our 2012 Annual Meeting of Stockholders

NAME	FOR	AGAINST	ABSTAIN
James J. Cotter, Sr.	1,083,148	140	36,257
Eric Barr	1,119,396	140	9
James J. Cotter, Jr.	1,083,148	140	36,257
Margaret Cotter	1,082,666	622	36,257
William D. Gould	1,082,560	140	36,845
Edward L. Kane	1,119,415	121	9
Gerard P. Laheney	1,119,415	121	9
Alfred Villaseñor	1,118,933	603	9

Proposal 2:  To approve an amendment to the Reading International, Inc. 2010 Stock Incentive Plan to increase the number of shares available for issuance under the Plan by 200,000 shares of our Class B voting common stock

FOR	AGAINST	ABSTAIN
1,037,357	81,979	209

Proposal 3:  To approve on an advisory vote on executive compensation
FOR	AGAINST	ABSTAIN
1,073,601	3,633	42,311

Proposal 4:  To approve on an advisory vote on the frequency of future advisory votes on executive compensation

3 YEARS	2 YEARS	1 YEAR	ABSTAIN
1,037,658	98	39,558	42,231

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Reading International, Inc. amendment to the 2010 Stock Incentive Plan (incorporated by reference to Appendix A of the proxy statement of Reading International, Inc. filed on April 29, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: May 24, 2011	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer